                                                                    Exhibit 99.3

                  EDGEWATER TECHNOLOGY TO PRESENT AT 6TH ANNUAL
                "NEW IDEAS FOR THE NEW YEAR" INVESTOR CONFERENCE
       ___________________________________________________________________

     Wakefield, MA, January 3, 2006 - A technology management consulting firm specializing in providing premium IT services, Edgewater Technology, Inc.
(NASDAQ: EDGW, www.edgewater.com, "Edgewater Technology" or the "Company"), today announced the Company will present at the "New Ideas for the New Year"
Investor Conference in New York City on Thursday, January 12, 2006 at 11:30 a.m.
Eastern.

     Edgewater Technology's CEO, Shirley Singleton, will provide an overview of the Company; discuss its competitive position and strategies for growth.

     For additional information about this year's conference, visit CJS
Securities' website at www.cjs-securities.com or call 914-287-7600.

About Edgewater Technology, Inc.

     Edgewater Technology, Inc. is an innovative technology management consulting firm. We provide a unique blend of premium IT services by leveraging our proven industry expertise in strategy, technology and corporate performance management. Headquartered in Wakefield, MA, we go to market by vertical industry and provide our clients with a wide range of business and technology offerings.
To learn more, visit www.edgewater.com or call 800-410-4014.

     Presentations made by Edgewater Technology may contain information about future expectations, plans and prospects that may constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private
Securities Litigation Reform Act of 1995. Actual results or developments may differ materially from those projected or implied in the forward-looking statements. Edgewater Technology specifically disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise.

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